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                                                                    Exhibit 99.4

                   TERM SHEET RE SYSTEM SOFTWARE ASSOCIATES

          This term sheet is entered into by and between Gores Technology Group and designated participants (collectively, "Gores"), Romulus Holdings, Inc. and designated participants (collectively, "RHI") and Cerberus Partners L.P. on behalf of various funds and accounts managed by it ("Cerberus"), with respect to the bid (the "Bid") by SSA Acquisition Corporation ("Newco") for the acquisition of substantially all of the assets of System Software Associates, Inc. ("SSA") in SSA's chapter 11 bankruptcy case. Gores and RHI are sometimes referred to herein jointly as the "Parties" and individually as a "Party."

1.   Purchase Price.  The Purchase Price, which shall be set forth in Section
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     1.06 of that certain Asset Purchase Agreement by and among SSA, Gores
     Technology Group and SSA Acquisition Corporation ("Newco") dated as of May 3, 2000 as modified and amended in accordance herewith, shall consist of
     (i) the SSA Equity Allocation (as defined below), (ii) the SSA Rights (as defined below), (iii) Newco's repayment of the existing senior secured indebtedness of SSA, (iv) the costs to cure defaults under the leases and executory contracts to be assumed by Newco (up to $4 million) and (v) $2,000,000.

2.   Newco.  Newco is currently owned by Gores.  Prior to closing, Newco, a
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     Delaware corporation, shall be recapitalized as follows and shall be the vehicle which acquires the assets of SSA:

     A. RHI (through an investment vehicle to be formed with Cerberus, Magten Asset Management and Lloyd Miller and hereinafter referred to as the "Investor") shall contribute $15 million in working capital to Newco (the "RHI Capital Contribution"). In exchange for the RHI Capital Contribution, Investor shall receive preferred stock with a liquidation preference equal to the amount of the RHI Capital Contribution (the "Newco Preferred Stock") plus common stock equal to sixty percent (60%) of the "initial common equity"/1/ of Newco (the "RHI Equity Allocation"). Such Newco Preferred Stock shall have a preferred return/redemption feature which provides RHI with a full return of its RHI Capital Contribution, plus cumulative dividends equal to fifteen percent (15%) per annum (the "RHI Return"), prior to any person's receipt of any distributions on account of any common stock in Newco. The Newco Preferred Stock will pay dividends in kind. Once the Investor has received the RHI Return, any distributions on the RHI Equity by Newco shall be made on a pro rata basis to all holders of common equity of Newco. The Newco Preferred Stock will not have voting rights, except as required by law. The Newco Preferred Stock shall have a liquidation preference equal to the RHI Capital Contribution plus accrued and unpaid dividends. In the event that Newco does not redeem at least $5 million in Newco Preferred Stock issued to the Investor within 30 days following consummation of SSA's plan of reorganization or liquidation (or within 180 days after Closing), the Investor will also receive warrants to acquire an additional ten percent (10%) of the initial common equity of Newco exercisable for five (5) years at a strike price of $0.01 per share (the "RHI Warrants"). If issued, the RHI Warrants shall reduce the SSA Equity Allocation (as defined below) from 20% to

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/1/  The "initial common equity" of Newco means the total number of shares of common stock issued or issuable after giving effect to the RHI Equity Allocation, the Gores Equity Allocation, the SSA Equity Allocation and the RHI Warrants (if any), but without giving effect to the SSA Rights or the Senior Lender Warrants.
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10% and shall not be exercisable under any circumstances prior to the effective date of a plan of reorganization or liquidation for SSA.

     B. Gores shall receive twenty percent (20%) of the initial common equity in Newco (the "Gores Equity Allocation") in order to induce Gores to perform the management services referred to in paragraph 3 below. In addition, Gores' $250,000 Deposit shall be applied to purchase shares of Newco Preferred Stock with a liquidation preference in such amount.

     C. Cerberus (together with the other senior lenders), in order to induce them to execute and deliver the loan documentation in connection with the Newco Credit Facility (as defined below) shall receive warrants to acquire thirty-five percent (35%) of the common equity of Newco on a fully-diluted basis, exercisable for five (5) years at a strike price equal to $0.01 per share (the "Senior Lender Warrants").

     D. Newco will allocate twenty percent (20%) of the initial common equity of Newco to the estate of SSA as part of the Purchase Price (the "SSA Equity Allocation"), and such shares shall be distributed pursuant to SSA's plan of reorganization or liquidation; provided, however, that, as noted above, the
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percentage of shares represented by the SSA Equity Allocation shall be reduced from 20% to 10% in the event that the RHI Warrants are issued. In addition, Newco will deliver to the estate of SSA rights (the "SSA Rights") to purchase units of securities of Newco consisting of $5.3565 million in additional shares of Newco Preferred Stock and twenty percent (20%) of the common equity of Newco (without taking the Senior Lender Warrants into account) at an aggregate purchase price equal to $5.3565 million. The SSA Rights shall be distributed pursuant to SSA's plan of reorganization or liquidation. SSA shall use its best efforts to consummate its plan (and to distribute the SSA Equity Allocation and the SSA Rights in accordance therewith) promptly following the Closing hereunder (and, in any event, within 180 days). If such plan is not consummated and such securities are not distributed within 180 days after the closing hereunder, the number of common shares included in the SSA Equity Allocation shall be reduced by a number of shares with a fair value equal to the costs and expenses incurred by Newco in connection with the registration of such distribution under the Securities Act of 1933 or applicable Blue Sky laws (to the extent such registration is required as a result of such delay in consummation of the plan).

     E. Subject to the consent and approval of Gores and RHI, Newco shall provide registration rights (to be negotiated) with respect to the RHI Equity Allocation, the Gores Equity Allocation, the RHI Warrants and the Senior Lender Warrants.

3.   Management of Newco/Board Representation.  Allocation of board seats and
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     voting rights to come, although Investor shall appoint a majority of the members of the board of directors. Gores shall manage Newco pursuant to a management agreement (to be negotiated) and shall have the right to appoint the executive officers of Newco (the "Executive Officers"), subject to the approval of the board of directors of Newco. For a period of one year after the closing (the "One Year Period"), Gores shall operate as a restructure manager pursuant to such management agreement and shall appoint, subject to the consent of the board of directors of Newco, a turnaround team of managers (the "Turnaround Team") to effectuate a turnaround of the acquired SSA assets at a monthly

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     fee to be negotiated (plus reimbursement of reasonable out of pocket expenses) (the "Management Fee"), which Management Fee shall be subject to the approval of the board of directors of Newco. The Management Fee shall be the only compensation provided by Newco to Gores and the Turnaround Team during the One Year Period. Among other things, the management agreement will provide that, during the One Year Period, Gores shall cause Alec Gores, Vance Diggins, Vic Shepard and Catherine Scanlon to allocate to Newco's business and operations such portion of their time and attention as is reasonably necessary in the judgment of Newco's board of directors from time to time. At the end of the One Year Period, Gores and the board of directors of Newco will jointly decide whether Gores should continue in the role as restructure manager and on what terms. Gores will use its reasonable commercial efforts to appoint a permanent management team of Executive Officers, subject to approval of the board of directors of Newco, to replace the Turnaround Team by the end of the One Year Period. The Parties anticipate that, subject to board approval, certain of the members of the Turnaround Team will become Executive Officers (with their salaries and benefits to be taken into account when negotiating the amount of any Management Fee to be paid to Gores).

4.   Treatment of Existing Debt.  The Pre-Petition Facility (as defined in the
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     Asset Purchase Agreement) and the DIP Financing (as defined in the Asset
     Purchase Agreement) shall be refinanced by Cerberus by extending to Newco a credit facility (the "Newco Credit Facility") pursuant to which Newco may borrow up to $50 million. The terms of the credit facility shall be subject to approval of the Creditors' Committee, Investor and Gores.

5.   Conditions.  Shall include (without limitation) (a) agreement upon mutually
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     acceptable documentation of the transactions contemplated hereby and (b)
     entry of a final order by the Bankruptcy Court acceptable to the parties. Newco shall agree to be a co-proponent of SSA's plan of liquidation. If Newco is not otherwise required to be a publicly reporting company under the Securities Exchange Act of 1934, Newco will agree to provide to its stockholders (i) quarterly unaudited and annual audited financials and (ii) an annual management discussion and analysis of operations.

6.   Representations and Warranties of the Parties.  Customary representations
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     and warranties to be included in definitive transaction documents.

7.   Other.  Shall include further assurances, confidentiality, buy/sell
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     arrangement between Gores and Investor (on terms to be negotiated) in respect of their Newco equity stakes, reimbursement of expenses, and other customary conditions. In addition, Gores shall have no further obligation to deliver any additional funds to supplement the Deposit when Cerberus/Foothill, on the one hand, and Gores, RHI and the Committee, on the other, agree to final documentation with respect to the Newco Credit Facility.

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          This term sheet shall be of no further force and effect if the
Bankruptcy Court has not entered an order approving the transactions contemplated hereby by July 15, 2000 and such transactions have not been consummated by August 15, 2000.

Dated: July 10, 2000               GORES TECHNOLOGY GROUP

                                   By: /s/ David McGovern
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                                   Name:   David McGovern
                                   Title:  Vice President

Dated: July 10, 2000               ROMULUS HOLDINGS, INC.

                                   By: /s/ Gary Singer
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                                   Name:   Gary Singer
                                   Title:_______________________________

Dated: July 10, 2000               CERBERUS PARTNERS L.P.

                                   By: /s/ Kevin Genda
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                                   Name:   Kevin Genda
                                   Title________________________________

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